Exhibit 10.9

SECOND AMENDED AND RESTATED

UNIT SUBSCRIPTION AGREEMENT

As of August 10, 2007

To the Board of Directors

of Kanders Acquisition Company, Inc.

Gentlemen:

This agreement amends and restates in its entirety that certain amended and restated unit subscription agreement dated as of August 10, 2007 by and between each of the undersigned.

The undersigned hereby subscribes for 11,500,000 Units (as hereinafter defined) of Kanders Acquisition Company, Inc., a Delaware corporation (the “Company”), for an aggregate purchase price of $25,000, the receipt and sufficiency of which is hereby acknowledged by the Company. A “Unit” shall mean a unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) one warrant (a “Warrant”) to purchase one share of Common Stock at $7.50 per share. Upon receipt by the Company of said consideration, the Company shall issue to the undersigned a unit certificate or certificates (or, if not certificated, provide documentation reflecting the registration in the name of the undersigned on the units ledger of the Company) representing such fully paid and non-assessable Units.

The undersigned hereby agrees, represents, and warrants that:

(1)	The undersigned is acquiring such Units for its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;
(2)	By virtue of its position, the undersigned has access to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933;
(3)	The undersigned is a sophisticated investor;
(4)

The undersigned understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions of the Securities Act of 1933; and

(5)	The certificate representing such Units may contain a legend to the effect of (4) above.

The undersigned acknowledges and agrees that in the event the underwriters of the Company’s initial public offering either terminate their over-allotment option or fail to exercise their over-allotment option in full, the undersigned shall forfeit and return to the Company such number of the Units subscribed for hereby by the undersigned such that the aggregate number of Units held by the undersigned after the Company’s initial public offering will be equal to 19.80% of the total number of Units outstanding after the Company’s initial public offering; provided, however, that in no event shall the undersigned forfeit and return to the Company an aggregate number of Units in excess of 1,485,000 Units.

The undersigned acknowledges that the Units subscribed for hereby will be subject to certain restrictions on transfer as set forth in a letter agreement, to be entered into between the undersigned and the Company.

KANDERS & COMPANY, INC.
By:	/s/ Warren B. Kanders
Name: Warren B. Kanders Title: President

ACCEPTED AND AGREED:

Kanders Acquisition Company, Inc.

By:	/s/ Warren B. Kanders
Name: Warren B. Kanders Title: Chief Executive Officer